Exhibit 99.5
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                       Report of Management on Compliance


We, as members of management of The First National Bank of Atlanta (the "Company"), a wholly-owned subsidiary of Wachovia Corporation, are responsible for complying with the covenants and conditions of Sections 2.9, 2.10, 2.12, 2.13, 3.2, 3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3, and 4.4 of the Amended
and Restated Pooling and Servicing Agreement dated as of January 31, 2000 (the "Agreement), and Sections 3.1, 4.1(c)(i) and (ii), 4.2, 4.3(a)(i), 4.5, 4.6,
4.7, 4.10, 4.12, 4.15(a) and (b), 5.1(a) - (e), 5.1(h), 5.2(b), and 6.1(g) of
the Series 1998-2 and Series 1998-3 Supplements to the Amended and Restated Pooling and Servicing Agreement, dated June 26, 1998, (the "Supplements") between the Company as Servicer and The Bank of New York as Trustee. We also are responsible for establishing and maintaining effective internal control over compliance with the Agreement and Supplements. We have performed an evaluation of the Company's compliance with the covenants and conditions of the Agreement and Supplements during the period January 1, 2000 through December 31, 2000. Based on this evaluation, we assert that during the period January 1, 2000 through December 31, 2000, the Company complied with the covenants and conditions of the Agreement and Supplements.




March 15, 2001


                                            /s/ Charles Hegarty
                                            --------------------------------
                                            Charles Hegarty
                                            President
                                            The First National Bank of Atlanta



                                            /s/ Michael L. Scheuerman
                                            ---------------------------------
                                            Michael L. Scheuerman
                                            Senior Vice President
                                            The First National Bank of Atlanta


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